Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports First Quarter 2026 Results
RESTON, Va., May 14, 2026 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended March 31, 2026.
Business and Financial Highlights
•Revenue for the first quarter was $85.3 million compared to $85.7 million in Q1 2025
◦30% growth in cross-platform solutions, driven by Proximic and CCR and continued adoption of our cross-platform content measurement offering
•Net loss of $6.2 million compared to $4.0 million in Q1 2025
•Adjusted EBITDA1 of $5.0 million compared to $7.4 million in Q1 2025
•$5.0 million voluntary prepayment of senior secured term loan
•Investor call to be held on or before May 29th with updates on the business and outlook for 2026

"Our results in the first quarter reflect the ongoing transition of Comscore's business mix, with declines in traditional measurement products offset by growth in cross-platform and Local TV," said Jon Carpenter, CEO of Comscore. "We delivered 30% year-over-year cross-platform revenue growth for the quarter, drawn from both new client wins and expanded relationships with longstanding partners. Further, we announced several new client wins in Local TV, continuing the strong momentum we've had in our core currency offering. Looking forward, I remain bullish on continued cross-platform growth and our efforts toward establishing Comscore as the standard for modern measurement."
First Quarter Summary Results
Revenue in the first quarter was $85.3 million, down 0.5% from $85.7 million in Q1 2025. Content & Ad Measurement revenue was flat compared to the prior-year quarter, with higher revenue from our cross-platform solutions offset by lower revenue from our syndicated audience offerings (primarily related to national TV and syndicated digital products). Research & Insight Solutions revenue decreased 2.7% from Q1 2025, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $89.2 million for the quarter, up 2.4% compared to $87.1 million in Q1 2025, primarily due to higher systems and bandwidth costs and professional fees, partially offset by lower data costs.
Net loss for the quarter was $6.2 million compared to $4.0 million in Q1 2025, resulting in net loss margins of 7.3% and 4.7% of revenue, respectively. Loss per share attributable to common shares was $(0.41) for Q1 2026. After accounting for dividends on our then-outstanding Series B convertible preferred stock, loss per share attributable to common shares was $(1.66) for Q1 2025.
Non-GAAP adjusted EBITDA for the quarter was $5.0 million, compared to $7.4 million in Q1 2025, resulting in adjusted EBITDA margins of 5.9% and 8.6%, respectively. Beginning in the third quarter of 2025 (and for comparable prior periods), we modified our adjusted EBITDA metric to exclude certain costs related to our consideration of strategic alternatives. As revised, adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment charges, stock-based compensation expense, transformation costs, restructuring costs, strategic transaction costs, gain/loss from foreign currency transactions, loss on partial extinguishment of debt, and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of March 31, 2026, cash, cash equivalents and restricted cash totaled $25.1 million, including $3.0 million in restricted cash. Outstanding debt principal under our senior secured term loan was $39.0 million, reflecting a voluntary prepayment
1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures defined in the "First Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release.

of $5.0 million during the quarter. We had no outstanding borrowings under our revolving credit facility as of March 31, 2026, with a remaining borrowing capacity of $15.0 million.
Investor Conference Call
As previously disclosed, Comscore is evaluating various strategic actions following the recapitalization transaction closed in the fourth quarter of 2025, with the goal of further streamlining our capital structure, enhancing our financial profile, unlocking growth and simplifying our business. We plan to hold a conference call on or before May 29, 2026 to provide an update on our progress and discuss our outlook for the rest of the year. Details regarding the date, time and how to access the conference call will be provided separately.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With an unmatched data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding efforts to establish Comscore as the standard for modern measurement, changes in our product mix, momentum in our Local TV currency offering, revenue drivers and growth opportunities, our evaluation of various strategic actions and their potential benefits, and the timing and content of a planned conference call to be held on a future date. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships and contracts; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving trade policies and privacy and regulatory standards; product adoption rates; the availability and desirability of additional strategic actions; delays in our evaluation of additional strategic actions; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
(917) 213-2032
Press@comscore.com

Investors
Jackie Marcus or Nick Nelson
Alpha IR Group
(617) 466-9257
Investor@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2026	December 31, 2025
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,044	$23,621
Restricted cash	3,038	3,179
Accounts receivable, net of allowances of $597 and $496, respectively	55,533	57,260
Prepaid expenses and other current assets	11,742	12,210
Total current assets	92,357	96,270
Property and equipment, net	43,048	43,714
Operating right-of-use assets	7,332	8,565
Deferred tax assets	3,033	3,154
Intangible assets, net	1,897	2,529
Goodwill	248,131	248,636
Other non-current assets	4,372	4,841
Total assets	$400,170	$407,709
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$22,004	$16,956
Accrued expenses	45,096	44,879
Contract liabilities	42,970	36,575
Customer advances	7,465	7,605
Current operating lease liabilities	8,838	8,783
Other current liabilities	7,264	8,093
Total current liabilities	133,637	122,891
Secured term loan	34,268	39,297
Non-current operating lease liabilities	4,085	6,238
Non-current portion of accrued data costs	21,817	24,917
Deferred tax liabilities	2,354	1,997
Non-current payable to preferred stockholders	4,611	4,457
Other non-current liabilities	4,750	6,751
Total liabilities	205,522	206,548
Commitments and contingencies
Series C convertible redeemable preferred stock, $0.001 par value; 12,670,863 shares authorized, issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference of $183,728 as of March 31, 2026 and December 31, 2025	89,654	89,722
Stockholders' equity:
Preferred stock, $0.001 par value; 1,329,137 shares authorized as of March 31, 2026 and December 31, 2025; no shares issued or outstanding as of March 31, 2026 or December 31, 2025	—	—
Common stock, $0.001 par value; 46,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 15,361,753 shares issued and 15,023,514 shares outstanding as of March 31, 2026, and 15,214,378 shares issued and 14,876,139 shares outstanding as of December 31, 2025	15	15
Additional paid-in capital	1,783,009	1,781,265
Accumulated other comprehensive loss	(11,803)	(9,862)
Accumulated deficit	(1,436,243)	(1,429,995)
Treasury stock, at cost, 338,239 shares as of March 31, 2026 and December 31, 2025	(229,984)	(229,984)
Total stockholders' equity	104,994	111,439
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$400,170	$407,709

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2026	2025
Revenues	$85,322	$85,709

Cost of revenues (1) (2)	52,988	51,747
Selling and marketing (1) (2)	15,656	14,803
Research and development (1) (2)	7,786	8,118
General and administrative (1) (2)	12,780	12,475
Amortization of intangible assets	632	632
Total expenses from operations	89,842	87,775
Loss from operations	(4,520)	(2,066)
Gain (loss) from foreign currency transactions	1,240	(1,743)
Interest expense, net	(1,750)	(1,758)
Loss on partial extinguishment of debt	(362)	—
Loss before income taxes	(5,392)	(5,567)
Income tax (provision) benefit	(856)	1,574
Net loss	$(6,248)	$(3,993)
Net loss available to common stockholders:
Net loss	$(6,248)	$(3,993)
Convertible redeemable preferred stock dividends	—	(4,439)
Total net loss available to common stockholders	$(6,248)	$(8,432)
Net loss per common share:
Basic and diluted	$(0.41)	$(1.66)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	15,140,260	5,088,576
Comprehensive loss:
Net loss	$(6,248)	$(3,993)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(1,941)	2,639
Total comprehensive loss	$(8,189)	$(1,354)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenues	$214	$162
Selling and marketing	171	124
Research and development	127	97
General and administrative	313	355
Total stock-based compensation expense	$825	$738

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2026	2025
Operating activities:
Net loss	$(6,248)	$(3,993)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,948	5,805
Non-cash operating lease expense	1,177	1,229
Amortization expense of finance leases	919	909
Stock-based compensation expense	825	738
Amortization of intangible assets	632	632
Deferred tax provision (benefit)	397	(1,084)
Non-cash loss on partial extinguishment of debt	312	—
Unrealized foreign currency gain	(1,378)	—
Other	963	626
Changes in operating assets and liabilities:
Accounts receivable	1,454	14,056
Prepaid expenses and other assets	1,205	(3,653)
Accounts payable, accrued expenses and other liabilities	2,050	(3,056)
Contract liabilities and customer advances	6,341	(699)
Operating lease liabilities	(2,097)	(2,448)
Net cash provided by operating activities	12,500	9,062

Investing activities:
Capitalized internal-use software costs	(5,855)	(5,272)
Purchases of property and equipment	(76)	(379)
Net cash used in investing activities	(5,931)	(5,651)

Financing activities:
Principal payments of term loan	(5,563)	(113)
Principal payments on finance leases	(976)	(871)
Payment of preferred stock and common stock issuance costs	(907)	—
Principal payments on insurance financing	(641)	(620)
Contingent consideration payment at initial value	—	(859)
Payment of financing and debt issuance costs	—	(559)
Other	(50)	—
Net cash used in financing activities	(8,137)	(3,022)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(150)	644
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,718)	1,033
Cash, cash equivalents and restricted cash at beginning of period	26,800	33,468
Cash, cash equivalents and restricted cash at end of period	$25,082	$34,501

	As of March 31,
	2026	2025
Cash and cash equivalents	$22,044	$30,969
Restricted cash	3,038	3,532
Total cash, cash equivalents and restricted cash	$25,082	$34,501

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Three Months Ended March 31,
(In thousands)	2026 (Unaudited)	2025 (Unaudited)
GAAP net loss	$(6,248)	$(3,993)

Depreciation	5,948	5,805
Interest expense, net	1,750	1,758
Amortization expense of finance leases	919	909
Amortization of intangible assets	632	632
Income tax provision (benefit)	856	(1,574)
EBITDA	3,857	3,537

Adjustments:
Stock-based compensation expense	825	738
Strategic transaction costs (1)	514	—
Transformation costs (2)	376	1,007
Loss on partial extinguishment of debt	362	—
Amortization of cloud-computing implementation costs	355	345
(Gain) loss from foreign currency transactions	(1,240)	1,743
Non-GAAP adjusted EBITDA	$5,049	$7,370
Net loss margin (3)	(7.3)%	(4.7)%
Non-GAAP adjusted EBITDA margin (4)	5.9%	8.6%

(1) Strategic transaction costs represent third-party professional fees and other charges incurred in connection with strategic transactions, including mergers, acquisitions, financings and dispositions, regardless of whether consummated, which we otherwise would not have incurred as part of our normal business operations.
(2) Transformation costs represent (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(3) Net loss margin is calculated by dividing net loss by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Non-GAAP adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Three Months Ended March 31,
(In thousands)	2026 (Unaudited)	% of Revenue	2025 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$60,511	70.9%	$63,504	74.1%	$(2,993)	(4.7)%
Cross-Platform	12,602	14.8%	9,662	11.3%	2,940	30.4%
Total Content & Ad Measurement	73,113	85.7%	73,166	85.4%	(53)	(0.1)%
Research & Insight Solutions	12,209	14.3%	12,543	14.6%	(334)	(2.7)%
Total revenues	$85,322	100.0%	$85,709	100.0%	$(387)	(0.5)%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $9.4 million in the first quarter of 2025 to $10.0 million in the first quarter of 2026.